                                                     LINCOLN BENEFIT LIFE COMPANY

                                                     Consultant I Variable Annuity

                                                  Supplement Dated November 20, 2009
                                                  To the Prospectus Dated May 1, 2009

The purpose of this Supplement is to advise you of certain changes to the Portfolios available within your variable annuity contract issued by Lincoln Benefit Life Company.

The names of the following Portfolios have changed.  All references to these Portfolios in your prospectus are replaced as follows:

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                           Previous Name                                                          New Name

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                      The Alger American Fund:                                              The Alger Portfolios:
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Alger American SmallCap Growth Portfolio - Class O                    Alger Small Cap Growth Portfolio - Class I-2
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Alger American MidCap Growth Portfolio - Class O                      Alger Mid Cap Growth - Class I-2
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Alger American Capital Appreciation Portfolio - Class O               Alger Capital Appreciation Portfolio - Class I-2
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Alger American LargeCap Growth Portfolio - Class O                    Alger Large Cap Growth - Class I-2
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Alger American Income & Growth Portfolio - Class O                    Alger Growth & Income Portfolio - Class I-2
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If you have any questions, or would like a copy of the prospectuses for the Portfolios, please contact your financial representative or the Annuity Service Center at (800) 457-7617.

                            Please keep this supplement together with your prospectus for future reference.